Exhibit 4.1
LETTER AMENDMENT NO. 7
TO
MASTER SHELF AGREEMENT
As of October 1, 2009
Prudential Investment Management, Inc.
The Prudential Insurance Company of America
Pruco Life Insurance Company
Security Life of Denver Insurance Company
Prudential Annuities Life Assurance Corporation (f/k/a American Skandia Life Assurance Corporation)
Prudential Retirement Insurance and Annuity Company
Time Insurance Company (f/k/a Fortis Insurance Company)
American Memorial Life Insurance Company
Physicians Mutual Insurance Company
c/o Prudential Capital Group
2200 Ross Avenue, Suite 4200E
Dallas, Texas 75201
Ladies and Gentlemen:
     We refer to the Master Shelf Agreement dated as of July 31, 2003 and amended by Letter Amendment No. 1 to Master Shelf Agreement dated May 15, 2004, Letter Amendment No. 2 to Master Shelf Agreement dated September 28, 2005, Letter Amendment No. 3 to Master Shelf Agreement dated June 16, 2006, Letter Amendment No. 4 to Master Shelf Agreement dated November 20, 2006, Letter Amendment No. 5 to Master Shelf Agreement dated October 15, 2007 and Letter Amendment No. 6 to Master Shelf Agreement dated March 31, 2009 (as so amended, the “Agreement”) among Layne Christensen Company (the “Company”), Prudential Investment Management, Inc. (“Prudential”), The Prudential Insurance Company of America, Pruco Life Insurance Company, Security Life of Denver Insurance Company, Prudential Annuities Life Assurance Corporation (f/k/a American Skandia Life Assurance Corporation), Prudential Retirement Insurance and Annuity Company, Time Insurance Company (f/k/a Fortis Insurance Company), American Memorial Life Insurance Company and Physicians Mutual Insurance Company, pursuant to which the Company has issued and the Purchasers have purchased (i) Series A Notes of the Company in the aggregate principal amount of $40,000,000 and (ii) Series B Notes of the Company in the aggregate principal amount of $20,000,000. Unless otherwise defined herein, the terms defined in the Agreement shall be used herein as therein defined.
     The Company desires to amend the Agreement (this “Amendment”) to (i) reinstate and extend the Issuance Period and (ii) establish that the amount of the Notes available to be issued under the Agreement during the extended Issuance Period equals $50,000,000, and Prudential and the Purchasers are willing to agree to such amendments, upon and subject to the terms and conditions set forth herein.
     Therefore, for good and valuable consideration, it is hereby agreed by you and us as follows:
1. Amendments to the Agreement. Subject to the satisfaction of the conditions set forth in paragraph 3 hereof, Prudential and the undersigned holders of the Notes hereby agree with the Company to amend, effective as of the date first above written, the Agreement as follows:
     (a) Paragraph 1 (Authorization of Issue of Notes). Paragraph 1 of the Agreement is amended by deleting such paragraph in its entirety and replacing it with the following:
     “1. AUTHORIZATION OF ISSUE OF NOTES. (a) The Company has authorized under this Agreement the issuance of Series A Notes in the original principal amount of $40,000,000 and Series B Notes in the original principal amount of $20,000,000. (b) The Company will authorize the further issue of its senior promissory notes (the ‘Notes’) in the aggregate principal amount of $50,000,000, to be dated the date of issue thereof; to mature, in the case of each Note so issued, no more than ten years after the date of original issuance thereof; to have an average life, in the case of each Note so issued, of no more than seven years after the date of original issuance thereof; to bear interest on the unpaid balance thereof from the date thereof at the rate per annum, and to have such other particular terms, as shall be set forth, in the case of each Note so issued, in the Confirmation of Acceptance with respect to such Note delivered pursuant to paragraph 2F; and to be substantially in the form of Exhibit A-1 attached hereto. The term ‘Notes’ as used herein shall include each Note delivered pursuant to any provision of this Agreement and each Note delivered in substitution or exchange for any such Note pursuant to any such provision. Notes which have (i) the same final maturity, (ii) the same principal prepayment dates, (iii) the same principal prepayment amounts (as a percentage of the original principal amount of each Note), (iv) the same interest rate, (v) the same interest payment periods, and (vi) the same original date of issuance are herein called a ‘Series’ of Notes. Capitalized terms used herein have the meanings specified in paragraph 10.”
     (b) Paragraph 2A (Facility). Paragraph 2A of the Agreement is amended by deleting such paragraph in its entirety and replacing it with the following:
     “2A. Facility. Prudential is willing to consider, in its sole discretion and within limits which may be authorized for purchase by Prudential Affiliates from time to time, the purchase by Prudential Affiliates of Notes pursuant to this Agreement. The willingness of Prudential to consider such purchase of Notes is herein called the ‘Facility’. At any time, the aggregate principal amount of Notes

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stated in paragraph 1(b), minus the aggregate principal amount of Notes (not including the Series A Notes and the Series B Notes referred to in paragraph 1(a)) purchased and sold pursuant to this Agreement prior to such time, minus the aggregate principal amount of Accepted Notes (as hereinafter defined) which have not yet been purchased and sold hereunder prior to such time is herein called the ‘Available Facility Amount’ at such time. NOTWITHSTANDING THE WILLINGNESS OF PRUDENTIAL TO CONSIDER PURCHASES OF NOTES BY PRUDENTIAL AFFILIATES, THIS AGREEMENT IS ENTERED INTO ON THE EXPRESS UNDERSTANDING THAT, EXCEPT AS PROVIDED IN PARAGRAPH 2H, NEITHER PRUDENTIAL NOR ANY PRUDENTIAL AFFILIATE SHALL BE OBLIGATED TO MAKE OR ACCEPT OFFERS TO PURCHASE NOTES, OR TO QUOTE RATES, SPREADS OR OTHER TERMS WITH RESPECT TO SPECIFIC PURCHASES OF NOTES, AND THE FACILITY SHALL IN NO WAY BE CONSTRUED AS A COMMITMENT BY PRUDENTIAL OR ANY PRUDENTIAL AFFILIATE.”
     (c) Paragraph 2B (Issuance Period). Paragraph 2B of the Agreement is amended by replacing “September 15, 2009” therein with “September 15, 2012”.
     (d) Paragraph 2I(2) (Issuance Fee). Paragraph 2I(2) of the Agreement is amended by deleting such paragraph in its entirety and replacing it with the following:
     “2I(2). Issuance Fee. The Company will pay to each Purchaser in immediately available funds a fee (the ‘Issuance Fee’) on each Closing Day (other than a Closing Day occurring after October 1, 2009 and on or before December 31, 2009) in an amount equal to 0.15% of the aggregate principal amount of Notes sold to such Purchaser on such Closing Day.”
     (e) Cover Page. The Cover Page attached to the Agreement is replaced in its entirety by the Cover Page attached to this Amendment.
     (f) Form of Note. The Form of Note (Exhibit A-1) attached to the Agreement is replaced in its entirety by the Form of Note attached to this Amendment.
     (g) Form of Request for Purchase. The Form of Request for Purchase (Exhibit B) attached to the Agreement is replaced in its entirety by the Form of Request for Purchase attached to this Amendment.
     (h) Form of Confirmation of Acceptance. The Form of Confirmation of Acceptance (Exhibit C) attached to the Agreement is replaced in its entirety by the Form of Confirmation of Acceptance attached to this Amendment.
     (i) Form of Written Funding Instructions. The Form of Written Funding Instructions (Exhibit E) attached to the Agreement is replaced in its entirety by the Form of Written Funding Instructions attached to this Amendment.

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2. Representations and Warranties. In order to induce Prudential and the Purchasers to enter into this Amendment, the Company hereby represents and warrants as follows:
     (a) No Defaults. No Default or Event of Default exists under the Agreement, the Notes, the Subsidiary Guaranty Agreement or any other agreement or instrument executed in connection therewith, and no default or event of default exists under the Bank Agreement, any agreement or instrument executed in connection therewith or any other material contract or agreement to which the Company or any of the Subsidiary Guarantors is a party, and, to the Company’s knowledge, no such default or event of default is imminent.
     (b) Representations and Warranties. The representations and warranties of the Company and the Subsidiary Guarantors set forth in the Agreement and the Subsidiary Guaranty Agreement are true and correct on and as of the date hereof, both before and after giving effect to the effectiveness of this Amendment (except to the extent such representations and warranties expressly are limited to an earlier date, in which case such representations and warranties are true and correct on and as of such earlier date).
3. Effectiveness. This Amendment shall be effective on and as of the date first written above, subject to the satisfaction of the condition precedent that Prudential and the Purchasers shall each have received each of the following, in form, scope and substance satisfactory to each of them:
     (a) duly executed counterparts of this Amendment from all parties hereto;
     (b) satisfactory written evidence of the consent to the execution and delivery of this Amendment by the Subsidiary Guarantors;
     (c) a structuring fee payable to Prudential, in immediately available funds, in the amount of $25,000; and
     (d) all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the amendments to the Agreement herein contained.
4. Miscellaneous.
     (a) Effect on Agreement. On and after the effective date of this Amendment, each reference in the Agreement to “this Agreement”, “hereunder”, “hereof”, or words of like import referring to the Agreement, and each reference in the Notes to “the Agreement”, “thereunder”, “thereof”, or words of like import referring to the Agreement, shall mean the Agreement as amended by this Amendment. The Agreement, as amended by this Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any

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right, power or remedy under the Agreement nor constitute a waiver of any provision of the Agreement.
     (b) Counterparts. This Amendment may be executed in any number of counterparts and by any combination of the parties hereto in separate counterparts, each of which counterparts shall be an original and all of which taken together shall constitute one and the same letter amendment.
     (c) Governing Law. THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK.
[Remainder of this page blank; signature pages follow.]

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     If you agree to the terms and provisions hereof, please evidence your agreement by executing and returning at least a counterpart of this Amendment to Layne Christensen Company, 1900 Shawnee Mission Parkway, Mission Woods, Kansas 66205, Attention: Senior Vice President — Finance and Treasurer.

Very truly yours, LAYNE CHRISTENSEN COMPANY
By:	/s/ Jerry W. Fanska
	Name:	Jerry W. Fanska
	Title:	Sr. VP—Finance

Agreed as of the date first above written:

PRUDENTIAL INVESTMENT MANAGEMENT, INC.
By:	/s/ B. Lemons
	Name:	Brian E. Lemons
	Title:	Vice President

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
By:	/s/ B. Lemons
	Name:	Brian E. Lemons
	Title:	Vice President

PRUCO LIFE INSURANCE COMPANY
By:	/s/ B. Lemons
	Name:	Brian E. Lemons
	Title:	Vice President

Signature Page to Letter Amendment No. 7 to Master Shelf Agreement

SECURITY LIFE OF DENVER INSURANCE COMPANY
By:	Prudential Private Placement Investors, L.P. (as Investment Advisor)

By:	Prudential Private Placement Investors, Inc. (as its General Partner)

By:	/s/ B. Lemons
	Name:	Brian E. Lemons
	Title:	Vice President

PRUDENTIAL ANNUITIES LIFE ASSURANCE CORPORATION (F/K/A AMERICAN SKANDIA LIFE ASSURANCE CORPPORATION)
By:	Prudential Investment Management, Inc., as investment manager

By:	/s/ B. Lemons
	Name:	Brian E. Lemons
	Title:	Vice President

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY
By:	Prudential Investment Management, Inc., as investment manager

By:	/s/ B. Lemons
	Name:	Brian E. Lemons
	Title:	Vice President

Signature Page to Letter Amendment No. 7 to Master Shelf Agreement

TIME INSURANCE COMPANY (F/K/A FORTIS INSURANCE COMPANY)
By:	Prudential Private Placement Investors, L.P. (as Investment Advisor)

By:	Prudential Private Placement Investors, Inc. (as its General Partner)

By:	/s/ B. Lemons
	Name:	Brian E. Lemons
	Title:	Vice President

AMERICAN MEMORIAL LIFE INSURANCE COMPANY

By:	Prudential Private Placement Investors, L.P. (as Investment Advisor)

By:	Prudential Private Placement Investors, Inc. (as its General Partner)

By:	/s/ B. Lemons
	Name:	Brian E. Lemons
	Title:	Vice President

PHYSICIANS MUTUAL INSURANCE COMPANY
By:	Prudential Private Placement Investors, L.P. (as Investment Advisor)

By:	Prudential Private Placement Investors, Inc. (as its General Partner)

By:	/s/ B. Lemons
	Name:	Brian E. Lemons
	Title:	Vice President

Signature Page to Letter Amendment No. 7 to Master Shelf Agreement

CONSENT
     The undersigned, as Guarantors under the Subsidiary Guaranty Agreement dated as of July 31, 2003 (the “Guaranty”) in favor of the holders from time to time of the Notes issued pursuant to the Agreement referred to in the foregoing Amendment, hereby consent to said Amendment and hereby confirm and agree that the Guaranty is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects except that, upon the effectiveness of, and on and after the date of, said Amendment, all references in the Guaranty to the Agreement, “thereunder”, “thereof”, or words of like import referring to the Agreement shall mean the Agreement as amended by said Amendment.

BOYLES BROS. DRILLING COMPANY
CHRISTENSEN BOYLES CORPORATION
INTERNATIONAL DIRECTIONAL SERVICES, L.L.C.
LAYNE TEXAS, INCORPORATED
MID-CONTINENT DRILLING COMPANY
SHAWNEE OIL & GAS, L.L.C.
STAMM-SCHEELE INCORPORATED
VIBRATION TECHNOLOGY, INC.
LAYNE ENERGY, INC.
LAYNE ENERGY CHERRYVALE, LLC
LAYNE ENERGY CHERRYVALE PIPELINE, LLC
LAYNE ENERGY DAWSON, LLC
LAYNE ENERGY DAWSON PIPELINE, LLC
WINDSOR RESOURCES, LLC
   (f/k/a Layne Energy Illinois, LLC)
WINDSOR RESOURCES PIPELINE, LLC
   (f/k/a Layne Energy Illinois Pipeline, LLC)
LAYNE ENERGY MARKETING, LLC
LAYNE ENERGY OPERATING, LLC
LAYNE ENERGY OSAGE, LLC
LAYNE ENERGY PIPELINE, LLC
LAYNE ENERGY PRODUCTION, LLC
LAYNE ENERGY RESOURCES, INC.
LAYNE ENERGY SYCAMORE, LLC
LAYNE ENERGY SYCAMORE PIPELINE, LLC
LAYNE WATER DEVELOPMENT AND STORAGE, LLC

By:	/s/ Jerry W. Fanska
	Name:	Jerry W. Fanska
	Title:	Vice President of each of the above entities

Signature Page to Consent

CHERRYVALE PIPELINE, LLC
REYNOLDS, INC.
INLINER TECHNOLOGIES, LLC
LINER PRODUCTS, LLC
REYNOLDS INLINER, LLC
REYNOLDS TRANSPORT CO.
COLLECTOR WELLS INTERNATIONAL, INC.
INTERNATIONAL WATER CONSULTANTS, INC.
INLINER AMERICAN, INC.
   (f/k/a American Water Services Underground    Infrastructure, Inc.)
MAG CON, INC.
MEADORS CONSTRUCTION CO., INC.

By:	/s/ Jerry W. Fanska
	Name:	Jerry W. Fanska
	Title:	Vice President of each of the above entities

LAYNE DRILLING PTY LTD.
LAYNE CHRISTENSEN AUSTRALIA PTY LTD.
STANLEY MINING SERVICES PTY LTD.
SMS HOLDINGS PTY LTD.
WEST AFRICAN HOLDINGS PTY LTD.
WEST AFRICAN DRILLING SERVICES PTY LTD.
WEST AFRICAN DRILLING SERVICES PTY (NO. 2) LTD.
STANLEY MINING SERVICES (BOTSWANA) PTY LTD.
   (f/k/a Whitfield (Pty) Ltd.)

By:	/s/ Jerry W. Fanska
	Name:	Jerry W. Fanska
	Title:	Director of each of the above entities

Signature Page to Consent